SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 25, 2010

(Date of Report; Date of Earliest Event Reported)
BORDERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Phoenix Drive, Ann Arbor, MI 48108

(Address of Principal Executive Offices)
734-477-1100

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On January 25, 2010, Ron Marshall, resigned as President, Chief Executive Officer and a Director of the Company.
(c) On January 25, 2010, Michael J. Edwards, age 49, was elected Interim President and Chief Executive Officer of the Company. Mr. Edwards joined the Company in September 2009 as Executive Vice President and Chief Merchandising Officer. Prior to joining the Company, Mr., Edwards served as President and Chief Executive Officer of Ellington Leather, a leather handbags and accessories wholesaler. From 2004 through 2007, he was President and Chief Executive Officer of lucy activewear, inc., an apparel retailer. Prior to lucy, Mr. Edwards was Executive Vice President, Operations for fabric and specialty craft retailer Jo-Ann Stores. He is a 1983 graduate of Philadelphia’s Drexel University and currently serves as a trustee of the International Council of Shopping Centers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc. (Registrant)
Dated: January 28, 2010	By:	/s/ MARK R. BIERLEY
Mark R. Bierley
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)